IMAX CORPORATION

EXHIBIT 5.1

McCarthy Tétrault LLP PO Box 48, Suite 5300 Toronto-Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel: 416-362-1812 Fax: 416-868-0673

June 12, 2013

Division of Corporation Finance

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs:

Re:	IMAX Corporation – Filing of Form S-8

We have acted as Canadian counsel to IMAX Corporation (the “Company”), a corporation incorporated under the laws of Canada, in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 4,500,000 common shares of the Company (the “Shares”), to be issued from time to time pursuant to the Company’s 2013 Long-Term Incentive Plan (the “Plan”).

In so acting, we have examined originals or copies of the Registration Statement and the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

We have assumed:

(a)	the genuineness of all signatures on all documents examined by us;

(b)	the authenticity of all documents submitted to us as originals; and

(c)	the conformity to original documents of all documents submitted to us as copies, whether facsimile, electronic, photostatic, certified or otherwise, and the authenticity of the originals of such copies.

Based and relying upon the foregoing, and subject to the qualification expressed herein, we are of the opinion that the Shares to be issued pursuant to the terms of the Plan will, upon issuance in accordance with the terms of the Plan, be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Province of Ontario and the laws of Canada applicable therein.

This opinion is furnished solely for the benefit of the addressee in connection with the filing of the Registration Statement and may not be circulated to, or relied upon by, any other person or used for any other purpose without our prior written consent.

Yours truly,

By:	/s/ McCarthy Tétrault LLP
McCarthy Tétrault LLP